CNO Financial Group 1 Fourth Quarter 2023 Financial and operating results for the period ended December 31, 2023 February 6, 2024 Unless otherwise specified, comparisons in this presentation are between 4Q22 and 4Q23. Exhibit 99.3

CNO Financial Group 2 Important Legal Information Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press release issued on February 6, 2024, our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date. Forward-Looking Statements This presentation contains financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes the measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – Financials – SEC Filings” section of CNO’s website, CNOinc.com. Non-GAAP Measures Effective January 1, 2023, we adopted ASU 2018-12 related to targeted improvements to the accounting for long-duration insurance contracts. Concurrent with the adoption of the new guidance, we updated the method of determining non- operating earnings for our fixed indexed annuities to better identify the volatile non-economic accounting impacts of that line of business. As a result of the adoption of the new guidance and methodology, certain historical amounts have changed. Our quarterly financial supplement – 4Q22 as recast to reflect the new standard is available in the “Investors – Financials – Quarterly Results” section of CNO’s website, CNOinc.com. Adoption of New Accounting Standard

CNO Financial Group 3

CNO Financial Group 4 2023 Year in Review Strong Operational Results Disciplined Execution Comparisons are between full year 2023 and 2022 unless otherwise specified. 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.  Operating EPS1 of $3.09  Total NAP up 9%, benefiting from growing agent counts and multiple successful product launches throughout the year  Producing agent count (“PAC”) growth every quarter of 2023 across both divisions, driven by strong recruiting and retention  Consumer Division up 9%  Worksite Division up 27%  Stable underlying insurance product margins resulting from diversified product suite  NII allocated to products up 5%, driven by sustained higher NMRs  Solid fee revenue and income growth  Capital and liquidity well above target levels  Established CNO Bermuda Re and executed reinsurance transaction  Fitch Insurer Financial Strength (IFS) rating upgraded to A  High-quality investment portfolio delivering strong returns and credit performance  Returned $233 million to shareholders  Book value per diluted share excluding AOCI1 was $33.94, up 6% Exceptional operating performance underscores the health and strength of the business

Growth Scorecard

Sustained production momentum through 2023, well-positioned entering 2024

(dollars in millions)

	2022		2023					% Change	
	4Q	FY	1Q	2Q	3Q	4Q	FY	vs. 4Q22	vs. FY22
New Annualized Premiums [1]									
Life	$40.8	$193.1	$57.1	$55.6	$50.0	$43.9	$206.6	7.6%	7.0%
Health	49.9	164.3	39.5	43.1	48.3	52.2	183.1	4.6%	11.4%
Total Life and Health	$90.7	$357.4	$96.6	$98.7	$98.3	$96.1	$389.7	6.0%	9.0%
Collected Premiums									
Life	$229.5	$911.8	$234.6	$236.6	$233.5	$232.3	$937.0	1.2%	2.8%
Health	402.1	1,608.40	404.9	389.3	386.1	397.5	1,577.80	-1.1%	-1.9%
Total Life and Health	$631.6	$2,520.2	$639.5	$625.9	$619.6	$629.8	$2,514.8	-0.3%	-0.2%
Annuity Collected Premiums	$431.0	$1,604.6	$370.9	$401.8	$372.2	$438.3	$1,583.2	1.7%	-1.3%
Client Assets in BD and Advisory [2]	$2,636.7	$2,636.7	$2,610.1	$2,928.1	$2,905.2	$3,168.0	$3,168.0	20.2%	20.2%
Fee Revenue [3]	$67.3	$169.3	$51.3	$29.4	$27.9	$69.0	$177.6	2.5%	4.9%

1 Measured as 100% of new life and health annualized premiums, except for single premium whole life deposits, which are measured at 10% of annualized premium.
2 Client assets include cash and securities in brokerage, broker/dealer customer account assets custodied directly at fund companies and insurance carriers, and assets under management in advisory accounts.
3 Represents fee revenue from the sales of third-party insurance products; fees generated by our broker-dealer and registered investment advisor; fee revenue earned by Optavise (formerly known as DirectPath prior to its name change in April 2022, WBD merged into Optavise effective July 2023).

CNO Financial Group 5

Consumer Division Year in Review

Sustained PAC growth drove strong production across multiple product lines

Strong Operational Results

- Total Life and Health NAP up 6%; up 4% vs 4Q22
  - Field agent NAP up 16%
- Life NAP up 6%, balanced across field and D2C
  - Record D2C NAP in 2023
- Health NAP up 8%; Medicare Advantage fee revenue up 14%
- Record Annuity collected premiums in 4Q23
- PAC up 9%, fourth consecutive quarter of YoY growth
  - Recruiting up 23%
- Client assets in brokerage and advisory up 20%, to a record $3.2B

Disciplined Execution

- Strong agent retention and productivity throughout 2023
- Aggressive new and refreshed product pipeline contributed meaningfully to growth in 2023
- Investments to scale the MyHealthPolicy ecosystem led to ~90% of policies processed through the platform during AEP
- Achieved ~75% instant decision rate on eligible Simplified Issue Life business moved to automated underwriting

Comparisons are between full year 2023 and 2022 unless otherwise specified.

CNO Financial Group 6

Worksite Division Year in Review

Insurance sales momentum continuing, seventh consecutive quarter of PAC growth

Strong Operational Results

- Life and Health NAP up 29%; up 20% vs 4Q22
  - +20% growth in 5 of the last 6 quarters
  - Accident product up 34% driven by 2Q23 product refresh
- PAC up 27%, first-year agent counts up 43%

Disciplined Execution

- Agent referral program continued to drive growth in PAC and productivity
- Solid gains in agent productivity and retention
  - Retention +20%
  - 40% increase in first-year agent productivity
- Geographic expansion contributing ~25% of growth
- Successful launch of refreshed Critical Illness product

Comparisons are between full year 2023 and 2022 unless otherwise specified.

CNO Financial Group 7

Financial Highlights

4Q23 Operating EPS[1] up 34% excluding significant items

Earnings Drivers

Fourth Quarter 2023

- 4Q23 Operating EPS[1] excl. significant items of $0.95, up 34%
  - Solid insurance product margins
  - NII allocated to products benefiting from sustained higher NMRs and growing asset base
  - Variable investment income results improved
  - Growth in fee income
- Significant items (pre-tax): $33.9 million of net favorable impacts arising from our annual actuarial review
- $80 million of share repurchases
- Solid free cash flow generation and enhanced capital management with CNO Bermuda Re
- Operating ROE[1] excl. significant items of 8.6%

Full Year 2023

- FY23 Operating EPS[1] excl. significant items of $2.72
- Favorable impacts
  - Generally strong and stable insurance product margins
  - Investment income allocated to products
  - Fee income
- Offsetting impacts
  - Lower alternative investment income
  - Elevated health claims in 2Q23 - since moderated

Earnings Results

(dollars in millions, except per share amounts)



Net operating earnings per share¹
Excluding significant items
$0.71
$0.71
$1.18
$0.95
$3.06
$2.91
$3.09
$2.72
4Q22
4Q23
FY2022
FY2023

	4Q22	4Q23	FY2022	FY2023
Net operating income[1]	$82.9	$133.9	$360.4	$356.1
Net operating income excluding significant items[1]	$82.4	$107.5	$342.5	$312.8
Weighted average shares outstanding (in millions)	116.7	113.7	117.7	115.1

1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group

8

Insurance Product Margin

Strong supplemental health and life margins, net favorable impact from annual actuarial review

(dollars in millions)

Insurance Product Margin Excluding Significant Items[1]

	4Q22	1Q23	2Q23	3Q23	4Q23
Annuity	**$54.0**	**$57.3**	**$57.1**	**$57.0**	**$50.7**
Fixed indexed annuities	$44.5	$46.5	$47.6	$47.2	$41.5
Fixed interest annuities	$7.8	$9.1	$8.7	$8.4	$7.7
Other annuities	$1.7	$1.7	$0.8	$1.4	$1.5
Health	**$122.1**	**$116.5**	**$108.2**	**$123.2**	**$124.1**
Supplemental health	$58.4	$63.3	$59.9	$62.8	$66.5
Medicare supplement	$37.9	$26.1	$32.3	$37.2	$31.9
Long-term care	$25.8	$27.1	$16.0	$23.2	$25.7
Life	**$57.7**	**$47.4**	**$57.9**	**$59.8**	**$65.9**
Interest sensitive life	$22.6	$22.8	$24.1	$22.9	$25.0
Traditional life	$35.1	$24.6	$33.8	$36.9	$40.9
Total Margin	**$233.8**	**$221.2**	**$223.2**	**$240.0**	**$240.7**

1 Excludes $3.2 million unfavorable annuity unlocking, $18.3 million favorable health unlocking and $14.4 million unfavorable life unlocking in 4Q22 and $12.9 million favorable annuity unlocking, $22.3 million favorable health unlocking and $1.3 million unfavorable life unlocking in 4Q23. See the Appendix for a reconciliation to the corresponding GAAP measure.

4Q 2023 Highlights

- Annual actuarial review
  - Current period net benefit of $33.9 million, primarily due to Supplemental Health
  - Quarterly go-forward income pattern changes beginning 4Q23
    - Supplemental health - $4 million
    - FIA – ($2) million
    - Med Supp – ($1) million
- Remaining product variance explanations
  - FIA – moderating spreads offset by growth in the block
  - Supp Health – growth in the block
  - Med Supp – runoff of legacy block
  - ISL – growth in the block and favorable claims experience
  - Trad Life – lower non-deferrable advertising expense and growth in the block

CNO Financial Group 9

Investment Results

NII benefiting from strong NMRs, growing asset base and improved VII

(dollars in millions)

Investment Income Allocated to Product Lines



$400.0
$300.0
$200.0
$100.0
$-
+4.0%
$233.1
$242.5
4Q 2022
4Q 2023
Annuity
Health
Life

- Average yield on allocated investments of 4.68% vs. 4.60% in 4Q22
- Average net insurance liabilities[2] up 2.4% YoY
- NII consistent with 3Q results with relative improvements in P.E. and continued growth of real asset returns

Investment Income Not Allocated to Product Lines



$200.0
$150.0
$100.0
$50.0
$-
+52.0%
$25.2
$38.3
4Q 2022
4Q 2023

- Investment income not allocated to product lines up $13 million
  - Improved alternative investment returns YoY with relative improvements in PE and real asset returns

Total Net Investment Income[1]



$400.0
$300.0
$200.0
$100.0
$-
+8.7%
$258.3
$280.8
4Q 2022
4Q 2023
Annuity
Health
Life
Not Allocated

- New money rate of 6.92%, compared to 6.03% in 3Q23 and 5.96% in 4Q22
- Average book value of invested assets up 4.4% YoY; 6th consecutive quarterly increase in book yield
- Earned yield of 4.49%, compared to 4.55% in 3Q23 and 4.35% in 4Q22

1 Reflects sum of allocated and non-allocated investment income. Refer to pages 15-18 of the financial supplement for more information on the components of net investment income.
2 Net insurance liabilities for the purpose of allocating investment income to product lines are equal to: (i) policyholder account balances for annuity products; (ii) total reserves before the fair value adjustments reflected in accumulated other comprehensive income (loss), if applicable, for all other products; less (iii) amounts related to reinsurance business; (iv) deferred acquisition costs; (v) the present value of future profits; and (vi) the value of unexpired options credited to insurance liabilities.

CNO Financial Group 10

CNO Financial Group 11 Rising earnings power with stable credit trend Portfolio Composition $25 Billion of Invested Assets Highlights (Fair Value as of 12/31/2023) General Approach  Positioned for relatively stable performance across credit cycles  Focus on quality - margin against adverse development  Calibrated allocation to risk asset categories – specific boundaries on the amount of high-risk assets we will own  Low impairments through multiple cycles  Embedded asset liability management  Opportunistic investments enhance book yield and core earnings power  High degree of liquidity: over 60% of portfolio in corporate and government bonds  Up-in-quality positioning over past 12 months  “BBB” allocation reduced by 290 bps in the last 12 months  “A” and better allocation increased by 310 bps in the last 12 months  Strong credit risk profile  Capital efficient: 97% rated NAIC 1 or 2  Portfolio average rating A  Significant credit enhancement in structured products and good performance in collateral including CMBS  Diversified commercial and residential mortgage allocation IG Corporates, 43.2% Non-Agency RMBS, 6.2% Mortgage Loans, 7.4% HY Corporates, 2.1% CMBS, 8.9% Municipals, 9.8% ABS, 5.4% Govts/Agency, 3.6% CLO, 4.0% Equities, 0.4% Other, 2.7% Alternatives, 2.5% Policy Loans, 0.5% Cash, 3.4%

CNO Financial Group 12 1 The ratio of the combined capital of the U.S. based insurance companies to the minimum amount of capital appropriate to support the overall business operations, as determined based on the methodology developed by the National Association of Insurance Commissioners. 2 Excluding accumulated other comprehensive income (loss) (a non-GAAP measure). See the Appendix for a reconciliation to the corresponding GAAP measure. Debt to Capital2 Consolidated Risk Based Capital (RBC) Ratio1  Target leverage of 25 - 28%  Debt covenant ceiling of 35%  $334 million in debt capacity to top of target leverage range  Target consolidated RBC ratio of approximately 375%  RBC variability expected in periods of market volatility Holding Company Liquidity  Target minimum holding company liquidity of $150 million  Liquidity backstopped by $250 million undrawn revolver  No outstanding debt maturities until 2025 386% 384% 402% 2021 2022 2023 $249 $167 $256 2021 2022 2023 25.6% 23.4% 23.1% 2021 2022 2023 Capital and liquidity above target levels, enhanced capital efficiency Capital and Liquidity Overview (dollars in millions)

CNO Financial Group 13 2024 Outlook1 1Excluding significant items. Earnings Free Cash Flow / Excess Capital  Operating EPS range of $3.10 – $3.30  18.8% – 19.2% expense ratio  ~23% effective tax rate  $140 – $200 million of excess cash flow to holdco  375% consolidated RBC ratio target  Minimum $150 million in holding company liquidity  Target leverage of 25.0% - 28.0%

CNO Financial Group 14 Investment Highlights Sustainable growth initiatives in place Favorable demographic tailwinds Exclusive focus on underserved middle market Diverse and integrated "last mile" virtual and in-person model Strong balance sheet and solid free cash flow generation

CNO Financial Group 15 Questions and Answers

Excess Capital Allocation Strategy

Disciplined and opportunistic approach to maximize shareholder value

Organic investments to sustain and grow the core businesses

- Agent pilots, technology-driven customer experience enhancements
- Hybrid distribution
- Worksite B2B marketing, lead generation

Return capital to shareholders

- Share repurchases: $80 million in 4Q23, $165 million in 2023
- Dividends: $17 million in 4Q23, $68 million in 2023

Opportunistic transactions

- Highly selective M&A
- CNO Ventures; strategic minority investments largely in InsurTech
- LTC reinsurance (2018), Web Benefits Design (2019), DirectPath (2021), CNO Bermuda Re reinsurance (2023)

CNO Financial Group 16

Cash Flow Profile

(dollars in millions)

	For the Quarter		Trailing Twelve Months	
	4Q22	4Q23	4Q22	4Q23
Net Operating Income[1]	$ 82.9	$ 133.9	$ 360.4	$ 356.1
Holding Company Cash Flows:				
Net Dividends (Contributions) from/to Subsidiaries	$ 44.4	$ 176.3	$ 156.7	$ 252.7
Management Fees	34.3	27.9	124.0	116.1
Surplus Debenture Interest	14.6	17.9	58.8	82.0
Earnings on Corporate Investments	3.2	3.8	9.7	15.0
Other	(10.7)	(7.2)	3.4	5.3
Holding Company Sources of Cash[2]	**85.8**	**218.7**	**352.6**	**471.1**
Holding Company Expenses and Other	(12.7)	(16.0)	(73.7)	(79.6)
Intercompany Tax Receipts (Payments)	(4.7)	9.0	(32.0)	28.6
Tax Payments	(9.3)	(11.3)	(22.9)	(48.0)
Interest Payments	(28.3)	(28.3)	(60.8)	(60.8)
Excess Cash Flow to Holding Company[2]	**30.8**	**172.1**	**163.2**	**311.3**
Share Repurchases	(9.9)	(70.2)	(179.9)	(154.6)
Dividend Payments to Stockholders	(16.1)	(16.7)	(64.8)	(68.1)
Net Change in Holding Company Cash and Investments	**4.8**	**85.2**	**(81.5)**	**88.6**
Cash and Investments, Beginning of Period	162.3	170.5	248.6	167.1
Cash and Investments, End of Period	**$ 167.1**	**$ 255.6**	**$ 167.1**	**$ 255.6**

1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.
2 Cash flows exclude acquisitions, dividend payments, stock repurchases, and financing transactions.

CNO Financial Group 17

CNO Financial Group 18 Appendix 1: Quarter in Review Strong Operational Performance  Broker-Dealer/Registered Investment Advisor Slide 19  Exclusive Agent Counts Slide 20 Building on Strong Track Record of Execution  Expense Ratio Slide 21  New Money Rate Walk Slide 22  New Money Summary Slide 23  Commercial Mortgage Loans Slide 24  Commercial Mortgage-Backed Securities Slide 25  Long-Term Care Insurance Slide 26  Tax Asset Summary Slide 27

Broker-Dealer/Registered Investment Advisor

Account values up 20% YoY; record $3.2 billion in client assets

(dollars in millions)

		2022	2023			
		4Q	1Q	2Q	3Q	4Q
Net New Client Assets in Brokerage and Advisory[1]	Brokerage	$ (9.2)	$ 7.9	$ (4.2)	$ 16.7	$ (1.0)
	Advisory	31.8	54.2	41.8	47.8	18.7
	Total	$ 22.6	$ 62.1	$ 37.6	$ 64.5	$ 17.7
Client Assets in Brokerage and Advisory[1] **at end of period**	Brokerage	$1,495.5	$1,563.5	$1,626.1	$1,597.6	$1,729.8
	Advisory	1,141.2	1,046.6	1,302.0	1,307.6	1,438.2
	Total	$2,636.7	$2,610.1	$2,928.1	$2,905.2	$3,168.0

1 Client assets include cash and securities in brokerage, broker/dealer customer account assets custodied directly at fund companies and insurance carriers, and assets under management in advisory accounts. Prior periods have been restated to conform with current presentation.

Bankers Life is the marketing brand of various affiliated companies of CNO Financial Group including, Bankers Life and Casualty Company, Bankers Life Securities, Inc., and Bankers Life Advisory Services, Inc. Non-affiliated insurance products are offered through Bankers Life General Agency, Inc. (dba BL General Insurance Agency, Inc., AK, AL, CA, NV, PA). Agents who are financial advisors are registered with Bankers Life Securities, Inc.

Securities and variable annuity products and services are offered by Bankers Life Securities, Inc. Member FINRA/SIPC, (dba BL Securities, Inc., AL, GA, IA, IL, MI, NV, PA). Advisory products and services are offered by Bankers Life Advisory Services, Inc. SEC Registered Investment Adviser (dba BL Advisory Services, Inc., AL, GA, IA, MT, NV, PA). Home Office: 111 East Wacker Drive, Suite 1900, Chicago, IL 60601

CNO Financial Group

19

CNO Financial Group 20 Year-over-year PAC growth every quarter of 2023 across both divisions Exclusive Agent Counts 1 Producing agents represent the monthly average of exclusive agents that have submitted at least one policy in the month. 2 Registered agents are dually licensed as insurance agents and financial representatives who can buy and sell securities for clients, and/or investment advisors who can provide ongoing investment advice for clients. 3 Agent and representative counts represent the average of the last 3 months. % Change % Change Consumer 4Q 1Q 2Q 3Q 4Q vs. 3Q23 vs. 4Q22 Producing Field Agents1,3 3,882 3,985 4,279 4,267 4,224 -1.0% 8.8% Registered Agents2,3 695 695 695 701 708 1.0% 1.9% Worksite Producing Field Agents1,3 275 288 310 321 349 8.7% 26.9% 2022 2023

CNO Financial Group 21 1Q 2Q 3Q 4Q Allocated & Non Allocated Expenses 175.8$ 170.6$ 145.7$ 158.6$ Allocated & Non Allocated Expenses - YTD 175.8 346.4 492.1 650.7 Significant Items2 -$ -$ (21.7)$ -$ Significant Items - YTD2 - - (21.7) (21.7) Allocated & Non Allocated Expenses Excluding Significant Items 175.8$ 170.6$ 167.4$ 158.6$ Allocated & Non Allocated Expenses Excluding Significant Items- YTD 175.8 346.4 513.8 672.4 Policy Income and Net Investment Income Allocated to Products 861.2$ 866.4$ 867.5$ 868.2$ Policy Income and Net Investment Income Allocated to Products - YTD 861.2 1,727.6 2,595.1 3,463.3 Expense Ratio excluding Significant Items 20.4% 19.7% 19.3% 18.3% Expense Ratio excluding Significant Items - YTD 20.4% 20.1% 19.8% 19.4% 2023 Expense Ratio1 1 Expenses allocated to products plus not allocated to products, divided by the sum of insurance policy income and net investment income allocated to products. Results exclude significant items. 2 See page 30 for reconciliations of the significant items.

CNO Financial Group 22 Reflects relative value allocations to agencies and residential mortgage loans along with rising rates New Money Rate Walk 6.03% 0.42% 0.77% -0.28% -0.02% 6.92% 3Q23 NMR Yield Curve Spread Duration Direct Investment 4Q23 NMR

CNO Financial Group 23 New Money Summary 4Q23 General Account New Money Purchases Reflects opportunistic allocations to agencies, municipals, residential mortgage loans, as well as rising interest rates at the long end of the curve $ % GAAP YTM Duration Commercial Real Estate 65.2 18.2% 5.77% 6.70 Municipals 62.8 17.5% 6.38% 11.93 Residential Mortgage Loans 55.4 15.4% 7.39% 2.70 IG Corp BBB 50.8 14.2% 7.15% 5.71 RMBS 39.2 10.9% 6.51% 12.55 HY Corp 29.8 8.3% 11.28% 3.70 IG Corp AAA-A 20.5 5.7% 6.09% 12.49 Alternatives 16.5 4.6% 5.67% 7.36 ABS 13.8 3.9% 6.80% 1.98 EM 4.9 1.4% 5.92% 13.49 Total 358.96 100% 6.92% 7.52 Commercial Real Estate 18% Municipals 18% Residential Mortgage Loans 15% IG Corp BBB 14% RMBS 11% HY Corp 8% IG Corp AAA-A 6% Alternatives 5% ABS 4% EM 1%

CNO Financial Group 24 Prop Type % AUM Avg LTV Apartment 38.4% 48.1% Industrial 26.5% 40.5% Mixed Use 1.3% 46.5% Office 12.2% 59.6% Other 7.2% 29.4% Retail 14.3% 43.2% 47.7% 20.9% 20.5% 10.3% 0.5% 0.0% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% >2.00x 1.70x - 2.00x 1.40x - 1.70x 1.15x - 1.40x 1.00x - 1.15x <1.00x 40.6% 20.5% 27.3% 6.5% 3.5% 1.5% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% < 40% 40-50% 50-60% 60-70% 70-80% >80% Commercial Mortgage Loans Our CRE loan portfolio emphasizes lower risk sectors Our CRE loan portfolio is conservatively margined with cushion for adverse development We emphasize stabilized cash flowing properties DSCR Our CRE loan portfolio is not significantly exposed to near term maturity default risk (dollars in millions) % o f T ot al A U M LTV Apartment 38% Industrial 26% Other 7% Mixed Use 1% Retail 14% Office 12% $37.8 $12.6 $53.6 $83.7 2024 2025 2026 2027 Maturities

CNO Financial Group 25 $7 $8 $9 $12 $13 $19 $22 $26 32.50 10% 6% -1% -7% -10% -19% -24% -29% -40% 11% 17% 22% 50% <10 10-15 15-30 >30 Source: NAIC Loss Scenario Our CMBS investments have significant structural cushion for collateral losses Our holdings have limited loss content in severe scenarios Change in CRE Values – NAIC Scenarios BearBull Estimated Life of Portfolio CNO Principal Loss Our CMBS allocation is tilted toward lower risk property types Our CMBS allocation is highly rated - 91% AAA/AA/A categories 73% of our CMBS investments are considered ‘no-loss’ in 2023 NAIC scenario testing Market consistent estimates of collateral losses range from lows of 4% to highs of 8%. 2023 Fed stress test CRE loss rate of 9%. % L os s Ab so rb in g Su bo rd in at io n in S tr uc tu re AAA $2,020.2 AA+ $83.9 AA $36.2 AA- $171.3 A+ $77.9 A $81.8 A- $83.5 BBB+ $37.8 BBB $40.6 BBB- $23.6 BB+ $43.6 BB $1.8 CNO Index Multifamily Office Other Industrial Retail Hotel Commercial Mortgage-Backed Securities (dollars in millions) Mean

CNO Financial Group 26 New sales (~$35 million annually) focused on short duration products  99% of new sales for policies with 2 years or less in benefits  Average benefit period of 12 months  New business 25% reinsured since 2008 Reserve assumptions informed by historical experience  No morbidity improvement  No mortality improvement  Minimal future rate increases Favorable economic profile  Total LTC is just 13.2% of overall CNO insurance liabilities  Downside risk significantly reduced after 2018 reinsurance transaction  Average maximum benefit at issuance is $162 per day for inforce block Block Highlights  Less than 25% of policies have inflation benefits  2.4% of policies have lifetime benefits and the average non-lifetime benefit period is ~1.5 years  Average attained age is 74.4 years Long-Term Care Insurance Highly differentiated inforce block; prudently managed

CNO Financial Group 27 Value of NOLs and deferred tax assets (DTAs) related to tax strategy Details  Total estimated economic value of tax assets related to our NOLs and tax strategy of approximately $206 million @ 10% discount rate ($1.84 on a per share basis).  Life NOLs have been fully utilized. Non- life NOLs are expected to offset 100% of non-life taxable income and 35% of life taxable income through 2023. $330 (dollars in millions) $330 million/$2.95 per diluted share value of NOLs and DTAs related to tax strategy Tax Asset Summary as of December 31, 2023 Non-Life NOLs $77 DTAs related to tax strategy $253

CNO Financial Group 28 Appendix 2: Financial Exhibits Non-GAAP Financial Measures Slides 29 - 46

CNO Financial Group 29 Insurance product margin Annuity 63.6$ (12.9)$ (1) 50.7$ Health 146.4 (22.3) (1) 124.1 Life 64.6 1.3 (1) 65.9 Total insurance product margin 274.6 (33.9) 240.7 Allocated expenses (138.8) - (138.8) Income from insurance products 135.8 (33.9) 101.9 Fee income 17.8 - 17.8 Investment income not allocated to product lines 38.3 - 38.3 Expenses not allocated to product lines (19.8) - (19.8) Operating earnings before taxes 172.1 (33.9) 138.2 Income tax (expense) benefit on operating income (38.2) 7.5 (30.7) Net operating income (2) 133.9$ (26.4)$ 107.5$ Net operating income per diluted share (2) 1.18$ 0.23$ 0.95$ Three months ended December 31, 2023 Actual results Significant items Excluding significant items (dollars in millions, except per-share amounts) (1) Impacts arising from our comprehensive annual actuarial review. (2) A non-GAAP measure. See pages 35 and 37 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 4Q23 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 4Q23 Significant Items

CNO Financial Group 30 Insurance product margin Annuity 57.0$ -$ 57.0$ Health 123.2 - 123.2 Life 59.8 - 59.8 Total insurance product margin 240.0 - 240.0 Allocated expenses (153.2) - (153.2) Income from insurance products 86.8 - 86.8 Fee income (2.9) - (2.9) Investment income not allocated to product lines 38.4 - 38.4 Expenses not allocated to product lines 7.5 (21.7) (1) (14.2) Operating earnings before taxes 129.8 (21.7) 108.1 Income tax (expense) benefit on operating income (28.5) 4.8 (23.7) Net operating income (2) 101.3$ (16.9)$ 84.4$ Net operating income per diluted share (2) 0.88$ (0.14)$ 0.74$ Three months ended September 30, 2023 Actual results Significant items Excluding significant items (dollars in millions, except per-share amounts) (1) Comprised of $21.7 million of legal recoveries, net of expenses and increased legal accruals. (2) A non-GAAP measure. See pages 35 and 37 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 3Q23 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 3Q23 Significant Items

CNO Financial Group 31 Insurance product margin Annuity 50.8$ 3.2$ (1) 54.0$ Health 140.4 (18.3) (1) 122.1 Life 43.3 14.4 (1) 57.7 Total insurance product margin 234.5 (0.7) 233.8 Allocated expenses (149.1) - (149.1) Income from insurance products 85.4 (0.7) 84.7 Fee income 9.2 - 9.2 Investment income not allocated to product lines 25.2 - 25.2 Expenses not allocated to product lines (12.8) (12.8) Operating earnings before taxes 107.0 (0.7) 106.3 Income tax (expense) benefit on operating income (24.1) 0.2 (23.9) Net operating income (2) 82.9$ (0.5)$ 82.4$ Net operating income per diluted share (2) 0.71$ -$ 0.71$ Three months ended December 31, 2022 Actual results Significant items Excluding significant items (dollars in millions, except per-share amounts) (1) Impacts arising from our comprehensive annual actuarial review. (2) A non-GAAP measure. See pages 35 and 37 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 4Q22 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 4Q22 Significant Items

CNO Financial Group 32 Insurance product margin Annuity 60.1$ -$ 60.1$ Health 125.4 - 125.4 Life 70.2 - 70.2 Total insurance product margin 255.7 - 255.7 Allocated expenses (152.2) - (152.2) Income from insurance products 103.5 - 103.5 Fee income 3.2 - 3.2 Investment income not allocated to product lines 64.6 - 64.6 Expenses not allocated to product lines 2.9 (22.5) (1) (19.6) Operating earnings before taxes 174.2 (22.5) 151.7 Income tax (expense) benefit on operating income (39.1) 5.1 (34.0) Net operating income (2) 135.1$ (17.4)$ 117.7$ Net operating income per diluted share (2) 1.15$ (0.15)$ 1.00$ Three months ended June 30, 2022 Actual results Significant items Excluding significant items (dollars in millions, except per-share amounts) (1) Comprised of an experience refund of $22.5 million related to a reinsurance agreement. (2) A non-GAAP measure. See pages 35 and 37 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 2Q22 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 2Q22 Significant Items

CNO Financial Group 33 Actual Results Significant Items Excluding significant items Insurance product margin Annuity 235.0$ (12.9)$ (1) 222.1$ Health 494.3 (22.3) (1) 472.0 Life 229.7 1.3 (1) 231.0 Total insurance product margin 959.0 (33.9) 925.1 Allocated expenses (599.0) - (599.0) Income from insurance products 360.0 (33.9) 326.1 Fee income 31.0 - 31.0 Investment income not allocated to product lines 120.2 - 120.2 Expenses not allocated to product lines (51.7) (21.7) (2) (73.4) Operating earnings before taxes 459.5 (55.6) 403.9 Income tax (expense) benefit on operating income (103.4) 12.3 (91.1) Net operating income (3) 356.1$ (43.3)$ 312.8$ Net operating income per diluted share (3) 3.09$ (0.37)$ 2.72$ December 31, 2023 Year ended (dollars in millions, except per-share amounts) (1) Comprised of $33.9 million of net favorable impacts arising from our actuarial review. [4Q23] (2) Comprised of $21.7 million of legal recoveries, net of expenses and increased legal accruals. [3Q23] (3) A non-GAAP measure. See pages 35 and 37 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 2023 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 2023 Significant Items

CNO Financial Group 34 Insurance product margin Annuity 226.9$ 3.2$ (1) 230.1$ Health 504.4 (18.3) (1) 486.1 Life 205.2 14.4 (1) 219.6 Total insurance product margin 936.5 (0.7) 935.8 Allocated expenses (596.6) - (596.6) Income from insurance products 339.9 (0.7) 339.2 Fee income 23.7 - 23.7 Investment income not allocated to product lines 143.9 - 143.9 Expenses not allocated to product lines (40.8) (22.5) (2) (63.3) Operating earnings before taxes 466.7 (23.2) 443.5 Income tax (expense) benefit on operating income (106.3) 5.3 (101.0) Net operating income (3) 360.4$ (17.9)$ 342.5$ Net operating income per diluted share (3) 3.06$ (0.15)$ 2.91$ Year ended December 31, 2022 Actual results Significant items Excluding significant items (dollars in millions, except per-share amounts) (1) Comprised of $0.7 million of the net favorable impact arising from our comprehensive annual actuarial review. (2) Comprised of an experience refund of $22.5 million related to a reinsurance agreement. (3) A non-GAAP measure. See pages 35 and 37 for a reconciliation to the corresponding GAAP measure. The table below summarizes the financial impact of significant items on our 2022 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results. 2022 Significant Items

Quarterly Earnings

(dollars in millions)

	4Q22	YTD 4Q22	1Q23	2Q23	3Q23	4Q23	YTD 4Q23
Insurance product margin							
Annuity	$ 50.8	$ 226.9	$ 57.3	$ 57.1	$ 57.0	$ 63.6	$ 235.0
Health	140.4	504.4	116.5	108.2	123.2	146.4	494.3
Life	43.3	205.2	47.4	57.9	59.8	64.6	229.7
Total insurance product margin	234.5	936.5	221.2	223.2	240.0	274.6	959.0
Allocated expenses	(149.1)	(596.6)	(157.5)	(149.5)	(153.2)	(138.8)	(599.0)
Income from insurance products	85.4	339.9	63.7	73.7	86.8	135.8	360.0
Fee income	9.2	23.7	15.5	0.6	(2.9)	17.8	31.0
Investment income not allocated to product lines	25.2	143.9	15.5	28.0	38.4	38.3	120.2
Expenses not allocated to product lines	(12.8)	(40.8)	(18.3)	(21.1)	7.5	(19.8)	(51.7)
Operating earnings before taxes	107.0	466.7	76.4	81.2	129.8	172.1	459.5
Income tax expense on operating income	(24.1)	(106.3)	(17.8)	(18.9)	(28.5)	(38.2)	(103.4)
Net operating income*	82.9	360.4	58.6	62.3	101.3	133.9	356.1
Net realized investment gains (losses) from sales, impairments and change in allowance for credit losses	(27.2)	(62.2)	(12.7)	(31.3)	(20.1)	1.4	(62.7)
Net change in market value of investments recognized in earnings	(9.0)	(73.2)	(1.9)	(4.0)	(9.2)	8.8	(6.3)
Changes in fair value of embedded derivative liabilities and market risk benefits	(16.4)	440.2	(65.1)	50.4	109.4	(124.6)	(29.9)
Fair value changes related to agent deferred compensation plan	0.2	48.9	-	-	6.8	(10.3)	(3.5)
Other	(6.1)	(3.9)	2.3	(0.2)	(1.1)	(1.3)	(0.3)
Non-operating income (loss) before taxes	(58.5)	349.8	(77.4)	14.9	85.8	(126.0)	(102.7)
Income tax (expense) benefit on non-operating income (loss)	13.6	(79.6)	18.0	(3.5)	(19.8)	28.4	23.1
Net non-operating income (loss)	(44.9)	270.2	(59.4)	11.4	66.0	(97.6)	(79.6)
Net income (loss)	$ 38.0	$ 630.6	$ (0.8)	$ 73.7	$ 167.3	$ 36.3	$ 276.5

* Management believes that an analysis of Net income applicable to common stock before: (i) net realized investment gains or losses from sales, impairments and the change in allowance for credit losses, net of taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) changes in fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities, net of taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) loss related to reinsurance transaction, net of taxes; (vi) loss on extinguishment of debt, net of taxes; (vii) changes in the valuation allowance for deferred tax assets and other tax items; and (viii) other non-operating items consisting primarily of earnings attributable to variable interest entities, net of taxes ("Net operating income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net operating income to Net income applicable to common stock is provided in the above table.

CNO Financial Group 35

CNO Financial Group 36 Information Related to Certain Non-GAAP Financial Measures The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net change in market value of investments recognized in earnings, changes in fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities, fair value changes related to the agent deferred compensation plan, loss on extinguishment of debt, changes in the valuation allowance for deferred tax assets and other tax items and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non- GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals.

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of net income applicable to common stock to net operating income (and related per-share amounts) is as follows:

(dollars in millions, except per-share amounts)

	4Q22	YTD 4Q22	1Q23	2Q23	3Q23	4Q23	YTD 4Q23
Net income (loss) applicable to common stock	$38.0	$630.6	$ (0.8)	$73.7	$167.3	$ 36.3	$276.5
Non-operating items:							
Net realized investment (gains) losses from sales and impairments	27.2	62.2	12.7	31.3	20.1	(1.4)	62.7
Net change in market value of investments recognized in earnings	9.0	73.2	1.9	4.0	9.2	(8.8)	6.3
Changes in fair value of embedded derivative liabilities and market risk benefits	16.4	(440.2)	65.1	(50.4)	(109.4)	124.6	29.9
Fair value changes related to the agent deferred compensation plan	(0.2)	(48.9)	-	-	(6.8)	10.3	3.5
Other	6.1	3.9	(2.3)	0.2	1.1	1.3	0.3
Non-operating (income) loss before taxes	58.5	(349.8)	77.4	(14.9)	(85.8)	126.0	102.7
Income tax expense (benefit) on non-operating income	(13.6)	79.6	(18.0)	3.5	19.8	(28.4)	(23.1)
Net non-operating (income) loss	44.9	(270.2)	59.4	(11.4)	(66.0)	97.6	79.6
Net operating income (a non-GAAP financial measure)	$82.9	$360.4	$ 58.6	$62.3	$101.3	$133.9	$356.1
Per diluted share:							
Net income (loss)	$0.33	$ 5.36	$(0.01)	$0.64	$ 1.46	$ 0.32	$ 2.40
Net realized investment (gains) losses from sales and impairments (net of taxes)	0.18	0.41	0.09	0.21	0.14	(0.01)	0.42
Net change in market value of investments recognized in earnings (net of taxes)	0.06	0.48	0.01	0.02	0.06	(0.06)	0.04
Changes in fair value of embedded derivative liabilities and market risk benefits (net of taxes)	0.10	(2.89)	0.44	(0.33)	(0.74)	0.85	0.20
Fair value changes related to the agent deferred compensation plan (net of taxes)	-	(0.32)	-	-	(0.05)	0.07	0.03
Other	0.04	0.02	(0.02)	-	0.01	0.01	-
Net operating income (a non-GAAP financial measure)	$0.71	$ 3.06	$ 0.51	$0.54	$ 0.88	$ 1.18	$ 3.09

CNO Financial Group

37

CNO Financial Group 38 A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows: (dollars in millions, except per-share amounts, and shares in thousands) Information Related to Certain Non-GAAP Financial Measures 4Q22 1Q23 2Q23 3Q23 4Q23 Operating income 82.9$ 58.6$ 62.3$ 101.3$ 133.9$ Weighted average shares outstanding for basic earnings per share 114,422 114,545 114,273 112,689 111,590 Effect of dilutive securities on weighted average shares: Stock options, restricted stock and performance units 2,231 - 1,377 1,773 2,067 Weighted average shares outstanding for diluted earnings per share 116,653 114,545 115,650 114,462 113,657 Net operating income per diluted share 0.71$ 0.51$ 0.54$ 0.88$ 1.18$ (a) (a) Equivalent common shares of 2,182.5 were not included in the diluted weighted average shares outstanding due to the net loss recognized in 1Q23.

CNO Financial Group 39 Book value per diluted share Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised, restricted stock and performance units were vested, and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows: (dollars in millions, except per-share amounts) Information Related to Certain Non-GAAP Financial Measures 4Q22 1Q23 2Q23 3Q23 4Q23 Total shareholders' equity 1,768.8$ 2,031.8$ 1,995.8$ 1,890.1$ 2,215.6$ Shares outstanding for the period 114,343,070 114,905,172 113,673,882 112,163,169 109,357,540 Book value per share 15.47$ 17.68$ 17.56$ 16.85$ 20.26$ Total shareholders' equity 1,768.8$ 2,031.8$ 1,995.8$ 1,890.1$ 2,215.6$ Accumulated other comprehensive loss (1,957.3) (1,664.4) (1,733.5) (1,956.7) (1,576.8) Adjusted shareholders' equity excluding AOCI 3,726.1$ 3,696.2$ 3,729.3$ 3,846.8$ 3,792.4$ Shares outstanding for the period 114,343,070 114,905,172 113,673,882 112,163,169 109,357,540 Dilutive common stock equivalents related to: Stock options, restricted stock and performance units 2,499,071 1,270,836 1,629,412 1,811,501 2,392,716 Diluted shares outstanding 116,842,141 116,176,008 115,303,294 113,974,670 111,750,256 Book value per diluted share (a non-GAAP measure) 31.89$ 31.82$ 32.34$ 33.75$ 33.94$

CNO Financial Group 40 Operating return measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales, impairments and change in allowance for credit losses, net change in market value of investments recognized in earnings, changes in fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities, fair value changes related to the agent deferred compensation plan, changes in the valuation allowance for deferred tax assets and other tax items, loss on extinguishment of debt and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation. Information Related to Certain Non-GAAP Financial Measures

CNO Financial Group 41 The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant item, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows: (dollars in millions) (Continued on next page) Information Related to Certain Non-GAAP Financial Measures 4Q22 1Q23 2Q23 3Q23 4Q23 Operating income 360.4$ 354.5$ 281.7$ 305.1$ 356.1$ Operating income, excluding significant items 342.5$ 336.6$ 281.2$ 287.7$ 312.8$ Net income 630.6$ 446.4$ 286.8$ 278.2$ 276.5$ Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,323.3$ 3,434.8$ 3,519.3$ 3,582.8$ 3,631.5$ Average common shareholders' equity 2,384.1$ 2,046.3$ 1,931.5$ 1,918.3$ 1,977.5$ Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 10.8% 10.3% 8.0% 8.5% 9.8% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 10.3% 9.8% 8.0% 8.0% 8.6% Return on equity 26.5% 21.8% 14.8% 14.5% 14.0% Twelve Months Ended

CNO Financial Group 42 The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income (loss): (dollars in millions) (a) The significant items have been discussed in either the current or prior press releases. (Continued on next page) Information Related to Certain Non-GAAP Financial Measures Net operating income Significant items (a) Net operating income, excluding significant items Net operating income, excluding significant items - trailing four quarters Net income (loss) Net income - trailing four quarters 1Q22 64.5$ -$ 64.5$ 272.4$ 183.4$ 334.5$ 2Q22 135.1 (17.4) 117.7 292.6 233.3 520.1 3Q22 77.9 - 77.9 260.1 175.9 592.6 4Q22 82.9 (0.5) 82.4 342.5 38.0 630.6 1Q23 58.6 - 58.6 336.6 (0.8) 446.4 2Q23 62.3 - 62.3 281.2 73.7 286.8 3Q23 101.3 (16.9) 84.4 287.7 167.3 278.2 4Q23 133.9 (26.4) 107.5 312.8 36.3 276.5

CNO Financial Group 43 The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant item, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (iii) return on equity are as follows: (dollars in millions) (Continued on next page) Information Related to Certain Non-GAAP Financial Measures 4Q22 1Q23 2Q23 3Q23 4Q23 Pre-tax operating earnings (a non-GAAP financial measure) 466.7$ 458.6$ 365.6$ 394.4$ 459.5$ Income tax expense (106.3) (104.1) (83.9) (89.3) (103.4) Operating return 360.4 354.5 281.7 305.1 356.1 Non-operating items: Net realized investment losses from sales and impairments (62.2) (67.7) (71.9) (91.3) (62.7) Net change in market value of investments recognized in earnings (73.2) (49.6) (31.9) (24.1) (6.3) Changes in fair value of embedded derivative liabilities and market risk benefits 440.2 209.7 99.5 78.3 (29.9) Fair value changes and amendment related to the agent deferred compensation plan 48.9 26.2 12.2 7.0 (3.5) Other (3.9) (2.0) (2.0) (5.1) (0.3) Non-operating income (loss) before taxes 349.8 116.6 5.9 (35.2) (102.7) Income tax (expense) benefit on non-operating income (loss) (79.6) (24.7) (0.8) 8.3 23.1 Net non-operating income (loss) 270.2 91.9 5.1 (26.9) (79.6) Net income 630.6$ 446.4$ 286.8$ 278.2$ 276.5$ Twelve Months Ended

CNO Financial Group 44 A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows: (dollars in millions) Information Related to Certain Non-GAAP Financial Measures 1Q21 2Q21 3Q21 4Q21 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,003.2$ 2,989.0$ 2,993.3$ 3,067.3$ Net operating loss carryforwards 323.1 292.9 266.9 243.7 Accumulated other comprehensive income 73.1 306.7 337.5 373.7 Common shareholders' equity 3,399.4$ 3,588.6$ 3,597.7$ 3,684.7$ 1Q22 2Q22 3Q22 4Q22 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,141.7$ 3,329.0$ 3,510.3$ 3,557.1$ Net operating loss carryforwards 238.2 214.7 190.9 169.0 Accumulated other comprehensive loss (561.5) (1,415.8) (1,837.8) (1,957.3) Common shareholders' equity 2,818.4$ 2,127.9$ 1,863.4$ 1,768.8$ 1Q23 2Q23 3Q23 4Q23 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,543.8$ 3,603.0$ 3,744.2$ 3,712.8$ Net operating loss carryforwards 152.4 126.3 102.6 79.6 Accumulated other comprehensive loss (1,664.4) (1,733.5) (1,956.7) (1,576.8) Common shareholders' equity 2,031.8$ 1,995.8$ 1,890.1$ 2,215.6$

CNO Financial Group 45 A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows: (dollars in millions) Information Related to Certain Non-GAAP Financial Measures 4Q22 1Q23 2Q23 3Q23 4Q23 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,323.3$ 3,434.8$ 3,519.3$ 3,582.8$ 3,631.5$ Net operating loss carryforwards 212.5 192.5 170.7 148.6 126.4 Accumulated other comprehensive loss (1,151.7) (1,581.0) (1,758.5) (1,813.1) (1,780.4) Common shareholders' equity 2,384.1$ 2,046.3$ 1,931.5$ 1,918.3$ 1,977.5$ Trailing Four Quarter Average

CNO Financial Group 46 Debt to capital ratio, excluding accumulated other comprehensive income (loss) The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows: (dollars in millions) Information Related to Certain Non-GAAP Financial Measures 2021 2022 2023 Corporate notes payable 1,137.3$ 1,138.8$ 1,140.5$ Total shareholders' equity 3,684.7 1,768.8 2,215.6 Total capital 4,822.0$ 2,907.6$ 3,356.1$ Corporate debt to capital 23.6% 39.2% 34.0% Corporate notes payable 1,137.3$ 1,138.8$ 1,140.5$ Total shareholders' equity 3,684.7 1,768.8 2,215.6 Less accumulated other comprehensive (income) loss (373.7) 1,957.3 1,576.8 Total capital 4,448.3$ 4,864.9$ 4,932.9$ Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure) 25.6% 23.4% 23.1%